INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
REGENT COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

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ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2009
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION OF NON-EMPLOYEE DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER SECURITIES FILINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS
IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009.

REGENT COMMUNICATIONS, INC.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
April 30, 2009
Dear Stockholder:
          You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Wednesday, June 3, 2009, at 10:00 a.m., local time, at The Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.
          Business items to be acted upon at the 2009 Annual Meeting are the election of six directors to serve until the 2010 Annual Meeting, approval of a resolution to allow the Company’s Board of Directors, at their discretion, to effect a reverse stock split at a ratio not to exceed one-for-30, the approval of the appointment of the independent registered public accounting firm for the Company and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.
          We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your proxy in the postage-prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.
          The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the 2009 Annual Meeting.

Sincerely,
/s/ William L. Stakelin
William L. Stakelin
President and Chief Executive Officer

REGENT COMMUNICATIONS, INC.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2009
          The 2009 Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 3, 2009, at 10:00 a.m., local time, at The Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:
          1. A proposal to elect six directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
          2. A proposal to amend the Amended and Restated Certificate of Incorporation of Regent Communications, Inc. to allow for, at the option of the Company’s Board of Directors, a reverse stock split of the Company’s common stock on such terms and for such number of shares as the Board may choose, but at a ratio not to exceed one-for-30.
          3. A proposal to approve the appointment of the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2009.
          4. Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
          Holders of record of the Company’s common stock at the close of business on April 13, 2009, are entitled to notice of and to vote at the Annual Meeting.
          Enclosed with this Notice are a Proxy Statement, proxy card and the Company’s Annual Report for the year ended December 31, 2008.
          Included as Annex 2 to this Proxy Statement is a copy of the Company’s Regulations for Conduct at the June 3, 2009 Annual Meeting of Stockholders of Regent Communications, Inc.

By Order of the Board of Directors:
/s/ William L. Stakelin
April 30, 2009	William L. Stakelin
President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009
          The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2009 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2008 are available at www.envisionreports.com/RGCI.

REGENT COMMUNICATIONS, INC.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2009
          The Board of Directors of Regent Communications, Inc. (“Regent” or the “Company”) is soliciting proxies from its stockholders for use at the Annual Meeting of Stockholders to be held on June 3, 2009, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 30, 2009. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as April 13, 2009.
          All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted “FOR” the director nominees named therein, “FOR” the proposal to amend the Amended and Restated Certificate of Incorporation of Regent Communications, Inc. to allow for, at the option of the Company’s Board of Directors, a reverse stock split of the Company’s common stock on such terms and for such number of shares as the Board may choose, but not to exceed one-for-30, “FOR” the proposal to approve Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009, and in the proxy holders’ best judgment on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or by delivering a duly executed proxy bearing a later date.
          The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy card, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.
          The Annual Report for the year ended December 31, 2008, including financial statements, is being mailed with this Proxy Statement.
          As of April 13, 2009, there were outstanding 42,248,653 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

ELECTION OF DIRECTORS
Size of the Board of Directors
          On March 17, 2009, and in conjunction with an agreement between the Company and certain parties, the Company’s Board of Directors met and voted to reduce the size of the board from seven members to six members. See “ELECTION OF DIRECTORS — Compensation Committee Interlocks and Insider Participation” and “ELECTION OF DIRECTORS — Procedures for Nomination of Director Candidates.”
Procedures for Nomination of Director Candidates
          Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter directs the Committee to investigate and assess the background and skills of potential candidates. The Committee is empowered to engage a third party director search firm to assist, but the Committee to date has not engaged or paid any fees to any such firm. The Committee believes that the existing directors and executive officers of the Company have significant networks of business contacts from which suitable candidates will be identified when necessary.
          Generally, once a candidate is identified for serious consideration, one or more members of the Nominating and Corporate Governance Committee will initially interview such candidate to evaluate the candidate’s qualifications and level of potential interest in serving on the Company’s Board of Directors. If the candidate merits further consideration, meetings then will be arranged to the fullest extent feasible and practical, individually or collectively, with other members of the Nominating and Corporate Governance Committee, other directors and the Company’s Chief Executive Officer and other executive officers. The Nominating and Corporate Governance Committee next would obtain feedback from all persons who participated in those meetings and then determine whether or not to nominate the candidate.
          In addition, the Company’s Corporate Governance Guidelines provide that stockholders of the Company may propose nominees for election at Regent’s Annual Meeting of Stockholders for consideration by the Nominating and Corporate Governance Committee upon submitting the names and qualifications of such persons to the Committee no later than December 31 of any year. Submissions must be made to the Committee c/o Regent Communications, Inc., Secretary, 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202, which submissions will then be forwarded to the Nominating and Corporate Governance Committee. The Committee would then evaluate the possible nominee and would consider such person in comparison to all other candidates. No such stockholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of stockholder nominated candidates have been made with respect to this Annual Meeting.
          In September 2007, the Company entered into an agreement with Riley Investment Management LLC (“RIM”), John J. Ahn, Joseph P. Hannan and other parties, providing RIM the right to propose two nominees for election to Regent’s Board of Directors. RIM initially proposed Messrs. Ahn and Hannan, each of whom was subsequently elected to the Board. In April 2008, Mr. Hannan resigned from Regent’s Board of Directors. RIM nominated Mr. DeLorenzo to replace Mr. Hannan, and Mr. DeLorenzo was subsequently elected to the Regent Board of Directors. In March 2009, Regent entered into a new agreement with RIM and Riley Investment Partners Master Fund, L.P. (together “Riley”), the material terms of which are as follows:
•	Regent’s Board of Directors accepted the recommendations of the Nominating and Corporate Committee to reduce the size of the Board to six directors and continuing thereafter until such time as the Board may take further action to either increase or decrease the size of the Board;

•	The Board accepted the recommendations of the Nominating and Corporate Governance Committee that all of Regent’s incumbent directors, other than Mr. Sutter, be nominated for re-election to Regent’s Board of Directors at the 2009 Annual Meeting, and that John H. Wyant be appointed Chairman of the Board effective immediately;

•	Riley will not nominate any person for election to Regent’s Board in connection with Regent’s 2009 Annual Meeting of Stockholders, will not call for any special meeting of Regent’s stockholders, and will not nominate any person for election to Regent’s Board at any special or annual meeting of Regent’s stockholders or form or join a group or act in concert with any person or entity to change the composition of Regent’s Board through December 31, 2009;

•	Unless approved by a majority of Regent’s Board, including the approval of either Mr. Ahn or Mr. DeLorenzo, Regent’s bylaws will not be amended with respect to calling a special meeting of stockholders until at least two months after no designees of Riley serve on Regent’s Board; and

•	Except as otherwise specifically provided in the agreement, unless Regent’s Board fails to take the actions specified above, all covenants and restrictions set forth in the agreement will lapse and be of no further effect as of 11:59 p.m. on December 31, 2009.
In conjunction with this agreement, William P. Sutter, Jr. submitted his resignation as a member of the Board of Directors and from the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Sutter also resigned as the Chairman of the Board and as Chairman of the Nominating and Corporate Governance Committee. A copy of the agreement was filed as Exhibit 10.1 to Regent’s Form 8-K filed March 19, 2009.
Considerations in Evaluating Candidates for Directors
          The Company’s Corporate Governance Guidelines set forth the following guidelines for the qualifications desired for directors: highest personal and professional ethics and integrity; willingness and ability to devote sufficient time to carrying out the duties of a director effectively; and the diversity of experience, age, skills and other factors possessed by the candidate that will best serve the needs of the Company and its stockholders in combination with the other directors. In addition, a director of the Company generally should not serve on more than three other public company boards of directors.
Nominees for Directors to be Elected at Annual Meeting
          At the Annual Meeting, six directors will be elected and will hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Company’s Nominating and Corporate Governance Committee of the Board of Directors has nominated all six of the continuing incumbent directors. All six nominees have agreed to serve if elected.
          Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.
Information Regarding Director Nominees
          JOHN J. AHN (Age 44)
          Mr. Ahn has served as a director of Regent since September 2007. Since October 2005, Mr. Ahn has served as a principal of Riley Investment Management LLC, an investment firm specializing in investing in public equities. From January 2004 through December 2005, Mr. Ahn served as general partner for ISA Capital Management, an investment company that focused on investing in public equities and distressed debt. From March 2003 through January 2004, Mr. Ahn was managing director of Maxcor Financial, a company that specialized in the trading of high-yield and distressed debt. From April 1995 through May 2003, Mr. Ahn was a partner with Standard Capital Group. Mr. Ahn also serves as a director for MAIR Holdings Inc., a publicly traded company.
          JOHN F. DELORENZO (Age 50)
          Mr. DeLorenzo has served as a director of Regent since April 13, 2008. Since May 2008, Mr. DeLorenzo has served as the manager of Trenwest Development LLC, an investment company which he founded in 1996 and operated through 1999. From 2002 through 2008, Mr. DeLorenzo served as the executive vice president, treasurer and chief financial officer of Entravision Communications Corporation, a Spanish-language media company. From 1999 to 2002, Mr. DeLorenzo served as a media investment banking consultant. In 1999, Mr. DeLorenzo served as executive vice president and chief financial officer of Paxson Communications, a television broadcaster. From 1988 to 1996, he was executive vice president and chief financial officer of Act III Communications, a broadcasting, publishing and movie theater exhibition holding company. Prior to 1988, Mr. DeLorenzo worked at Renaissance Communications and Fox Television, both broadcasting companies.
          ANDREW L. LEWIS, IV (Age 52)
          Mr. Lewis has served as a director of Regent since May 2005. Since 1989, Mr. Lewis has been an independent business consultant and entrepreneur, providing a range of consulting services to start-up and other businesses in the areas of strategic planning, financing and marketing. Mr. Lewis also serves as a board member and advisor since January 1986 to Brynwood Partners, a privately-held investment partnership. From 1986 to 2000, Mr. Lewis served as a director of Air Express International Corporation, a transportation logistics provider, and from 1987 to 2000, he served as a director of Hurco Companies, Inc., an automation company in the metal cutting and forming industry: both of which companies were publicly traded and investments of Brynwood Partners I, L.P. From July 1993 to December 1995, he also served as managing partner of KRR Partners, L.P., an investment partnership. Mr. Lewis currently serves as a member of the Delaware County Council in Media, Pennsylvania.
          TIMOTHY M. MOONEY (Age 61)
          Mr. Mooney has served as a director of Regent since July 2003. Since August 2004, he has been the vice president of operations of St. Xavier High School in Cincinnati, Ohio, one of the nation’s largest Jesuit high schools. From May 1996 through December 2002, Mr. Mooney served as executive vice president and chief financial officer of Kendle International Inc., a publicly traded company that provides clinical research services to pharmaceutical and biotechnology companies. He also served as a director of Kendle beginning in January 1997 until his retirement from the company in December 2002. Prior to joining Kendle, Mr. Mooney served as the chief financial officer of two other publicly traded companies, The Future Now, Inc., a computer reseller, and Hook-SupeRx, Inc., a retail drugstore chain. Prior to May 1988, he was a partner with Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLP. Since November 2008, Mr. Mooney has served as a director of Kendle International Inc.
          WILLIAM L. STAKELIN (Age 66)
          Mr. Stakelin has been President, Chief Executive Officer and a director of Regent since September 2005. Prior to that time, Mr. Stakelin served as President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of a privately-held radio broadcast company under the name “Regent Communications, Inc.” (“Regent I”), which acquired and operated 23 radio stations from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately-held radio broadcast company, which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Radio Advertising Bureau and the Bayliss Foundation, both of which are industry trade associations.
          JOHN H. WYANT (Age 62)
          Mr. Wyant has served as a director of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $550 million of committed capital for investment in privately-held high-growth companies. Mr. Wyant is also a director of a number of privately-held companies.
          None of the above named nominees for director have any family relationships with any other nominee or with any executive officers of the Company.
Vote Required for Election of Directors
          The Company is incorporated under Delaware law, which does not require a minimum number of votes for the election of a director. The Company’s bylaws further provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.
          It is the intention of the persons named as proxy holders in the proxy card to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.
          The Board of Directors unanimously recommends that you vote “FOR” the election of the above listed six nominees for director.
Meetings of the Board of Directors and Attendance
          During the year ended December 31, 2008, the Board held four regularly scheduled meetings and eight special meetings. Each director attended or participated in at least 88% of the meetings of the Board of Directors and of all committees on which he served in 2008.
          The Board also regularly holds executive sessions of those members of the Board who meet the then current standards of independence. Such meetings have occurred during scheduled meetings of the full Board of Directors, at which time all members of the Company’s management team and non-independent directors are excused. The independent directors also could convene an executive session separately from any scheduled Board meeting if deemed appropriate. In 2008, the independent directors held four executive sessions in conjunction with regularly scheduled Board meetings. Executive sessions of the Board of Directors are chaired by the independent director as determined by the independent directors collectively to have the requisite experience and knowledge regarding the matters being discussed in a particular executive session. The Board of Directors believes that this practice, coupled with the fact that the Board has elected an independent Chairman of the Board, provides for effective leadership of all executive sessions.
          The Company does not maintain a policy regarding director attendance at the Company’s Annual Meetings of Stockholders. Two of the seven directors elected at the June 4, 2008 Annual Meeting of Stockholders were in attendance at the meeting.

Determination of Independence
          The Board of Directors has determined that Messrs. Ahn, DeLorenzo, Lewis, Mooney and Wyant are independent directors in accordance with the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards for issuers whose securities are listed on The Nasdaq Stock Market (“Nasdaq”). Mr. Stakelin is not an independent director based on his employment by the Company within the past three years. Accordingly, approximately 83% of the Company’s Board of Directors will be comprised of independent directors assuming the election at the Annual Meeting of all nominees named in this Proxy Statement. During their tenure on the Board, Messrs. Hannan and Sutter also met the requirements of independence.
Committees of the Board of Directors
          The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as described below.
          Audit Committee. The Audit Committee currently consists of four directors, Messrs. Mooney (Chairman), Ahn, DeLorenzo and Lewis, all of whom are independent directors as discussed above and satisfy the audit committee qualification standards contained in Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors also has determined that Mr. Mooney is an audit committee financial expert. Through the 2008 year and until the date of his March 17, 2009 resignation, Mr. Sutter was a member of the Audit Committee and satisfied the independence and audit committee qualification standards. Until the date of his resignation, Mr. Hannan was a member of the Audit Committee and satisfied the independence and audit committee qualification standards.
          The Audit Committee’s functions include the engagement of the Company’s independent registered public accounting firm, review of the results of the audit engagement and the Company’s financial results, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions, and the approval of all auditing and non-auditing services performed by the independent auditors of the Company. The Audit Committee’s charter can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance.” The Audit Committee held eight meetings during 2008.
          Compensation Committee. The Compensation Committee currently consists of five directors, Messrs. Wyant (Chairman), Ahn, DeLorenzo, Lewis and Mooney, all of whom are independent directors as discussed above. The basic function of the Compensation Committee is to review and establish salaries, bonuses and other elements of compensation for the Company’s chief executive officer and other executive officers, as well as to determine equity incentive awards for such officers and other key employees. The Compensation Committee has adopted a charter, which can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance.” The Compensation Committee held four meetings during 2008. Through 2008 and until the date of his March 17, 2009 resignation, Mr. Sutter was a member of the Compensation Committee and satisfied the standards of independence. Until the date of his resignation, Mr. Hannan was a member of the Compensation Committee and satisfied the standards of independence.
          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of five directors, Messrs. Lewis (Chairman), Ahn, DeLorenzo, Mooney and Wyant, all of whom are independent as discussed above. The primary purpose of the Nominating and Corporate Governance Committee is to develop and recommend to the Board corporate governance policies and guidelines for the Company, and to nominate directors for election to the Board and appointment to committee memberships. The Nominating and Corporate Governance Committee has adopted a charter, which can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance.” The Nominating and Corporate Governance Committee held two meetings during 2008. Through 2008 and until the date of his March 17, 2009 resignation, Mr. Sutter was Chairman and a member of the Nominating and Corporate Governance Committee and satisfied the standards of independence.
Compensation Committee Interlocks and Insider Participation
          For the year ended December 31, 2008, the Compensation Committee consisted of four members, Messrs. Wyant, DeLorenzo, Lewis and Sutter. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates Messrs. Wyant, DeLorenzo, Lewis or Sutter. The Company is a party to the following agreements, which are described further below: an agreement to provide registration rights to entities affiliated with Mr. Wyant, and which the Company has registered shares held by such entities; and an agreement with Riley as discussed below.
          The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P., and other entities. Under this agreement, upon a demand made by parties to the agreement that held at least 10% of the Company’s outstanding common stock, Regent was required to register under the Securities Act of 1933 the shares of the Company’s common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent’s equity securities. None of the parties to the registration rights agreement currently hold 10% of the Company’s outstanding common stock, although the Company has filed an effective registration statement with the Securities and Exchange Commission (“SEC”), allowing for the public resale of 3,246,356 shares of Regent common stock held by Blue Chip and its current and former affiliates.
          On March 17, 2009, William P. Sutter, Jr. submitted his resignation as a member of the Board of Directors and from the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Sutter also resigned as the Chairman of the Board and as Chairman of the Nominating and Corporate Governance Committee. Mr. Sutter’s resignation from these positions was predicated on an agreement between the Company and Riley dated March 17, 2009. Under the terms of the agreement, and based on the recommendation of the Nominating and Corporate Governance Committee, Regent’s Board reduced the size of the Board to six directors until such time as the Board may take further action to either increase or decrease the size of the Board, and agreed to nominate the incumbent six directors for reelection at the 2009 Annual Meeting of Stockholders.
Communications with Directors
          The Company’s stockholders may communicate directly in writing with the Company’s Board of Directors by sending a letter to the Board at Regent Communications, Inc., Board of Directors, 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202. Your letter should state that you are a stockholder of Regent Communications, Inc. and provide evidence of your stock ownership if your shares are not registered in your own name. All such letters will be reviewed by a senior member of the Company’s accounting and finance department. Depending on the subject matter of your letter, management will: forward the communication to the full Board or the director to whom the letter is addressed; attempt to handle the inquiry directly, for example, where it is a request for information about the Company or it is related to your stock holdings; or not forward the communication if it relates to a clearly irrelevant, improper or frivolous topic. At each Board meeting, a member of management will summarize for the full Board of Directors all non-forwarded letters and make those letters available to any director who indicates a desire to see the actual communication.

Code of Business Conduct and Ethics
          The Board of Directors has adopted the Regent Communications, Inc. Code of Business Conduct and Ethics applicable to all directors and Company employees, including the chief executive officer and all senior financial officers and employees. The Code can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance.”
EXECUTIVE OFFICERS
     The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name	Age	Position

William L. Stakelin	66	President and Chief Executive Officer

Anthony A. Vasconcellos	44	Executive Vice President and Chief Financial Officer
          Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Mr. Stakelin is set forth above under the caption “ELECTION OF DIRECTORS — Information Regarding Director Nominees.”
          Anthony A. Vasconcellos joined Regent in September 1998 as Vice President and Chief Financial Officer. From December 2000 until August 2005, he served as Senior Vice President and Chief Financial Officer for Regent. In September 2005, he became Executive Vice President and Chief Financial Officer for the Company. From October 1991 until joining Regent in 1998, he was employed by LensCrafters, Inc., a highly acquisitive optical retail company, which by 1998 had 800 retail stores and $1.2 billion in revenues. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters’ Canadian subsidiary. In 1994, he was repatriated and assumed oversight of financial reporting and financial systems for LensCrafters until leaving to join Regent in 1998. From July 1987 to September 1991, Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLP.
EXECUTIVE COMPENSATION
Corporate Governance
          From January 1, 2008 through April 13, 2008, the Compensation Committee of Regent’s Board of Directors was comprised of four directors: Mr. John H. Wyant, Chairman; Mr. Andrew L. Lewis, IV; Mr. William P. Sutter, Jr.; and Mr. J. P. Hannan. On April 13, 2008, the Compensation Committee accepted Mr. Hannan’s resignation from the Board of Directors and from the Compensation Committee. Subsequent to Mr. Hannan’s resignation, Mr. John F. DeLorenzo was appointed to the Board of Directors and Compensation Committee. The Compensation Committee is currently comprised of five directors: Mr. John H. Wyant, Chairman; Mr. John J. Ahn; Mr. John F. DeLorenzo; Mr. Andrew L. Lewis, IV; and Mr. Timothy M. Mooney. At all times during 2008 and through the date hereof, all members of the Compensation Committee were independent directors.
          The Compensation Committee operates in accordance with the Compensation Committee Charter. The Committee’s primary purpose includes:

•	Oversee the Company’s overall compensation policies and the application of those policies;

•	Determine the compensation of the Company’s chief executive officer (“CEO”) and the Company’s other executive officers, including but not limited to the Company’s chief operating officer and chief financial officer, such compensation to include salary, bonus, incentive awards and all other compensatory arrangements or benefits to be provided to the CEO and other executive officers from time to time;

•	Oversee management’s determination of salaries, bonuses and other elements of compensation provided to the Company’s non-executive officers and other employees; and

•	Determine stock option and other incentive grants to the Company’s non-executive officers and other employees.
          The Compensation Committee’s Charter can be found on the Regent Communications, Inc. website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance.” The Compensation Committee reviews its Charter annually.
          The Company qualifies as a “smaller reporting company” under the SEC’s rules. The Company has elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this Executive Compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger public reporting companies.
The Committee’s Objectives For Setting Executive Compensation
          The Committee seeks to establish executive compensation plans that will influence the behavior of senior management to achieve goals that are aligned with both the short-term and long-term interests of stockholders. Specifically, the principles underlying executive compensation include:
•	offering competitive salaries to attract and retain highly-qualified and experienced executives, at levels the Committee believes are appropriate for the duties and scope of responsibilities of each executive officer’s position;

•	providing annual incentive compensation that is tied to the performance of the Company and to the performance of the individual executive; and

•	ensuring that the financial interests of the executives are aligned with those of the stockholders through equity-based awards.
          The executive compensation program is designed to reward achievement in three primary ways. First, the Committee establishes base salaries for executive officers at levels that reward the executives for their strengths in operating the Company on a day-to-day basis and that are sufficient to retain the services of those executives. Second, the Committee uses annual incentive compensation to motivate the executive officers to meet and exceed annual business objectives, such that the executives can achieve substantial increases in total compensation through outstanding performance on an annual basis. Third, the Committee uses annual grants of shares of nonvested stock that vest over four years to motivate these executives to achieve long-term strategic Company initiatives, and that serve as a non-cash means of increasing or maintaining overall compensation as part of the Committee’s desire to retain these executives as long-term employees of the Company.
          The Compensation Committee periodically evaluates its objectives and considers whether the compensation package for the Company’s executive officers is adequately fulfilling the Committee’s compensation objectives. For 2008, the Committee determined that the executive officer compensation package met the Committee’s objectives.
Components of Executive Compensation for 2008
          Consistent with its primary compensation objectives as discussed above, the Committee seeks to accomplish those objectives through a mix of base salary, annual incentive compensation and long-term equity-based awards.
          The Company has employment agreements with the Company’s two executive officers, William L. Stakelin and Anthony A. Vasconcellos, which agreements outline the parameters for their compensation packages. Mr. Stakelin is employed as Regent’s President and Chief Executive Officer and Mr. Vasconcellos is employed as Regent’s Executive Vice President and Chief Financial Officer. Mr. Stakelin’s employment agreement further provides that he will serve on the Company’s Board of Directors during his employment term. Accordingly, the 2008 compensation packages for Messrs. Stakelin and Vasconcellos were determined consistent with the terms of their respective employment agreements.
          2008 Base Salary. Mr. Stakelin’s 2008 base salary was set at $366,057 and Mr. Vasconcellos’ 2008 base salary was set at $277,172. Under their respective employment agreements, each of them was entitled to a minimum increase in base salary equal to the percentage increase in the Consumer Price Index (CPI) — All Items during the period of January 1, 2007 — December 31, 2007. The CPI increase for the 2007 year was 4.1%. Although the employment agreements further allow the Committee to make subjective increases in base salary, the Committee did not believe that any additional subjective adjustments to 2008 base salaries were necessary for Messrs. Stakelin and Vasconcellos and that their potential for increased cash compensation should be based on their ability to earn annual incentive compensation.
          2008 Annual Incentive Compensation. The Regent Communications, Inc. Senior Management Bonus Plan provides the Compensation Committee with a vehicle to award annual incentive compensation. As in recent years, the Compensation Committee established the target amount of the 2008 awards under this plan at 80% of the executive officer’s 2008 base salary. The Compensation Committee also has the discretion to determine whether the incentive compensation is awarded in all cash, all equity or any combination of cash and equity.
          For 2008, fifty percent (50%) of the annual incentive compensation target was based on the Company’s financial performance in achieving the 2008 budgeted level of station operating income of $35,970,000 (as adjusted to reflect asset sales). The actual amount that the executive officers could earn under this measure is determined based on a straight sliding scale from 0% payout at 92.5% attainment of the station operating income target to a full payout upon attaining 100% of the target station operating income. The Compensation Committee retains discretion to award a larger bonus if the Company exceeds 100% of the station operating income target.
          As in recent years, in 2008 the Committee established station operating income as the sole determinant of the Company’s financial performance based upon the Committee’s belief that station operating income measures the Company’s bottom line profitability on an operating basis. Station operating income is a non-GAAP financial measure which securities analysts and industry experts have used historically to track the performance of a radio company’s broadcasting operations. Station operating income is determined based upon the Company’s aggregate operating income and adding corporate overhead, depreciation and amortization, and various non-recurring expense items not directly related to the Company’s radio stations, and by adding or subtracting any losses or gains upon sales of radio station assets in the relevant period.

          The remaining fifty percent (50%) of annual incentive compensation is determined by performance measures established by the Committee, which measures include both subjective and objective measures. For 2008, those performance measures were (i) remaining in compliance with the Company’s debt covenants and (ii) identifying and achieving new sources of revenue.
          The actual annual incentive compensation earned in 2008 and paid in 2009 to each of Mr. Stakelin and Mr. Vasconcellos totaled 54% of the target amount (43.2% of each executive officer’s 2008 base salary). This payout was based on the Company achieving 97.2% of its station operating income target, thereby earning the executive officers 72% of the total potential amount that they could have received on the financial performance component of incentive compensation, i.e., 28.8% of their respective base salaries. Although the Company achieved the two key performance measures (remaining in compliance with the debt covenants and progressing in obtaining alternative revenue sources), in determining the performance measure payout, the Committee also considered the Company’s overall revenue results for 2008 compared to budget, the Company’s financial outlook for 2009 and general economic conditions. Based on those considerations, each of Mr. Stakelin and Mr. Vasconcellos received a 36% payout on the performance component. The aggregate incentive compensation amounts paid to Mr. Stakelin and Mr. Vasconcellos for 2008 was $158,136 and $119,739, respectively, all of which was paid in cash.
          In 2007, the Committee adopted a “claw back” policy that requires executives and other key employees to return to the Company certain incentive compensation in the event of accounting restatements. If a restatement of any prior year financial statements is filed with the SEC, the Company will compute the pro forma impact to all incentive awards that had been made relating to the restated periods and such awards will be recomputed using the pro forma results. If the award recipients had been overpaid, those individuals will be required to repay such excess within a reasonable period of time as will be determined by the Committee. If the award recipients should have received larger incentive payouts, the Company will pay such additional amounts to those individuals within 30 days of the restatement of the financial statements.
          2008 Equity Awards. To enable the Company’s executive officers and other members of senior management to own a stake in the Company, as an incentive focused on alignment with stockholder interests, the Compensation Committee has the ability under the Company’s 2005 Incentive Compensation Plan to award grants of nonvested stock, incentive and non-qualified stock options and/or other equity-based incentives described in the plan. In making awards, the Committee considers individual factors, including the total compensation of the executive officer.
          The determination of the 2008 equity incentive award amounts primarily was made so as to set long-term compensation sufficient to retain key employees in the Committee’s determination. The Committee also believes that the awards would have the effect of further incentivizing their performance over the long term. The Committee’s current practice is to grant nonvested stock awards that vest in four equal annual installments to the executive officers and senior management at the beginning of the Company’s fiscal year in January. For 2008, Mr. Stakelin was awarded 150,000 shares of nonvested stock and Mr. Vasconcellos was awarded 100,000 shares of nonvested stock. The Committee believed that the amount of these awards was appropriate given the responsibilities and performance of Messrs. Stakelin and Vasconcellos.
2009 Compensation
          Consistent with their employment agreements, the Committee has established the 2009 compensation for Messrs. Stakelin and Vasconcellos as set out below.
          2009 Base Salary. Pursuant to the terms of their employment agreements, the base salaries for each of Mr. Stakelin and Mr. Vasconcellos for 2009 would equal their respective 2008 base salaries, plus an amount equal to the percentage increase in the Consumer Price Index-All Items during the period January 1, 2008 through December 31, 2008. The Committee accepted the proposal by Messrs. Stakelin and Vasconcellos to forego the CPI increase. Accordingly, for 2009, the base salaries for Messrs. Stakelin and Vasconcellos remain at $366,057 and $277,172, respectively.
          2009 Annual Incentive Compensation. Essentially the same bonus plan as implemented for 2008 will be in place for 2009, which targets a payout of 80% of base salary. Fifty percent (50%) of the annual incentive target will be based on the Company achieving certain levels of station operating income. The other fifty percent (50%) of annual incentive compensation will be determined by criteria as determined by the Committee, which criteria has not yet been finalized.
          2009 Equity Awards. For 2009, Mr. Stakelin was awarded 200,000 shares of nonvested stock and Mr. Vasconcellos was awarded 175,000 shares of nonvested stock. These awards constitute an increase over the nonvested stock awards made to these executives in 2008. The Committee determined that a substantial increase in the size of the awards was appropriate and necessary to continue to compensate these executives at essentially the same level as in prior years, given the decline in the market price of the Company’s common stock. In making this determination, the Committee took into consideration the fact that the decline in the Company’s stock price was less of a decline than the industry average. By increasing the size of the awards, which vest in equal annual increments over four years, the Committee believes that these awards will continue to motivate the executives to increase stockholder value and will provide additional retention value.
Regulatory Considerations
          Section 162(m). Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company’s ability to obtain a tax deduction for compensation paid to its executive officers.
          Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004, which was signed into law on October 22, 2004, modified tax rules applicable to nonqualified deferred compensation arrangements and, in certain circumstances, may apply to equity awards, severance payments and other forms of compensation that may constitute deferred compensation for purposes of Section 409A.The Committee believes that the compensation payable to the Company’s executives complies with Section 409A of the Internal Revenue Code and the regulations thereunder.
Other Benefits
          In conjunction with benefits that are offered to all full-time Regent employees, Messrs. Stakelin and Vasconcellos are offered Company benefits including medical, dental and life insurance, short-term and long-term disability coverage, and participation in the Company’s 401(k) Profit Sharing Plan, which plan includes a Company matching contribution made in Regent common stock. The Company suspended matching contributions on January 14, 2009.
          Messrs. Stakelin and Vasconcellos and other members of senior management also have the ability to participate in Regent’s Nonqualified Deferred Compensation Plan, which plan also includes a matching contribution by the Company in an amount up to 1.0% of their compensation. The employment agreements for Messrs. Stakelin and Vasconcellos also provide that the Company will pay the employee portion of their health and disability insurance premiums and will provide an auto allowance, parking and automobile insurance.

          The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, William L. Stakelin, and Chief Financial Officer, Anthony A. Vasconcellos, (the “Named Executives”) during the last three fiscal years.
Summary Compensation Table

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Bonus(1)	Awards(3)	Awards	Compensation(1)	Compensation	Compensation(2)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

William L. Stakelin,
President and Chief Executive Officer
	2008	$366,057	$52,712	$194,813	$0	$105,424	$0	$25,033	$744,039
	2007	$351,639	$140,656	$141,563	$0	$102,679	$0	$22,742	$759,279
	2006	$341,397	$136,559	$88,875	$0	$81,935	$0	$20,010	$668,776

Anthony A. Vasconcellos,
Executive Vice President and Chief Financial Officer
	2008	$277,172	$39,913	$129,875	$0	$79,826	$0	$19,224	$546,010
	2007	$266,255	$106,502	$94,375	$0	$77,746	$0	$17,205	$562,083
	2006	$258,500	$103,400	$59,250	$0	$62,040	$0	$15,281	$498,471

(1)	The Company’s Senior Management Bonus Plan provides for potential compensation to each Named Executive of up to 80% of his annual base salary. One-half of the potential compensation (40% of the Named Executive’s base salary) is based upon the executive’s personal performance for the fiscal year and has been included in the bonus column. For the 2008 fiscal year, each Named Executive was awarded 36% of the personal performance component under the Senior Management Bonus Plan. The award was paid in cash. For the 2007 fiscal year, each Named Executive was awarded 100% of the personal performance component under the Senior Management Bonus Plan. The award was paid 70% in cash and 30% in shares of Regent common stock. For the 2006 fiscal year, each Named Executive was awarded 100% of the personal performance component under the Senior Management Bonus Plan, which amount was paid entirely in cash. The remaining one-half of potential compensation (40% of the Named Executive’s base salary) is awarded based upon the Company’s financial performance for the fiscal year. For the 2008 fiscal year, each Named Executive was awarded 72% of his total potential compensation under the financial component of the Senior Management Bonus Plan, which amounted for each Named Executive to approximately 29% of his base salary. For the 2007 fiscal year, each Named Executive was awarded 73% of his total potential compensation under the financial component of the Senior Management Bonus Plan, which amounted for each Named Executive to approximately 29% of his base salary. For the 2006 fiscal year, each Named Executive was awarded 60% of his total potential compensation under the financial component of the Senior Management Bonus Plan, which amounted for each Named Executive to 24% of his base salary.

(2)	All Other Compensation consists of auto allowances and insurance, employer match under the Company’s 401(k) Profit Sharing and Deferred Compensation Plans, and employer-paid premiums for medical, dental and short-term disability insurance.

(3)	These amounts represent the compensation recognized by the Company in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. The value of each nonvested share is based upon the closing price of the Company’s common stock on the Nasdaq Global Market (or its predecessor, the Nasdaq National Market) on the date of grant. The nonvested shares vest ratably over a four-year period commencing one year from the date of grant. For Mr. Stakelin, the amounts include one-quarter of the January 3, 2006 grant of 75,000 shares at a grant date fair value of $4.74 per share; one-quarter of the January 3, 2007 grant of 75,000 shares at a grant date fair value of $2.81 per share; and one-quarter of the January 4, 2008 grant of 150,000 shares at a grant date fair value of $1.42 per share. For Mr. Vasconcellos, the amounts include one-quarter of the January 3, 2006 grant of 50,000 shares at a grant date fair value of $4.74 per share; one-quarter of the January 3, 2007 grant of 50,000 shares at a grant date fair value of $2.81 per share; and one-quarter of the January 4, 2008 grant of 100,000 shares at a grant date fair value of $1.42 per share.

2008 Grants Of Plan-Based Awards

								All
								Other
								Stock
								Awards:	All Other
								Number	Option
								of	Awards:	Exercise
								Shares	Number of	or Base
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Stock	Securities	Price of
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			or	Underlying	Option
	Grant	Threshold	Target(1)	Maximum(2)	Threshold	Target	Maximum	Units(3)	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)

William L. Stakelin

Nonvested stock award	1/04/2008							150,000	0	$0

Non-equity incentive plan		$1,464	$146,423	$146,423	0	0	0

Anthony A. Vasconcellos

Nonvested stock award	1/04/2008							100,000	0	$0

Non-equity incentive plan		$1,109	$110,869	$110,869	0	0	0

(1)	The actual amounts paid for 2008 performance under the Non-Equity Incentive Plan Awards were those amounts included under such caption in the Summary Compensation Table for 2008.

(2)	The Compensation Committee has discretion to increase the maximum amount paid under the plan in the event the Company exceeds the targeted amount.

(3)	The nonvested shares vest in four equal annual installments commencing one year from January 4, 2008, the date of grant.
          There were no re-pricings or material modifications of any outstanding option or other stock-based award during 2008.

Outstanding Equity Awards At 2008 Fiscal Year-End
          The following table outlines equity-based compensation awards for the Named Executives as of December 31, 2008. Each outstanding award is shown separately. Option Awards include both non-qualified and incentive stock options. Stock Awards include nonvested share awards.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity					Number	or Payout
			Incentive					of	Value of
			Plan				Market	Unearned	Unearned
			Awards:			Number of	Value of	Shares,	Shares,
			Number of			Shares or	Shares	Units or	Units or
	Number of	Number of	Securities			Units of	or Units	other	Other
	Securities	Securities	Underlying			Stock	of Stock	Rights	Rights
	Underlying	Underlying	Unexercised	Option		That	That	That	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have	Have Not	Have Not	Have Not
	Options #	Options #	Options	Price	Expiration	Not Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

William L. Stakelin
	125,089	0	0	$5.00	4/29/2009
	100,000	0	0	$7.76	5/17/2011
	100,000	0	0	$6.93	1/4/2012
	100,000	0	0	$5.86	1/3/2013
	100,000	0	0	$6.46	1/2/2014
	125,000	0	0	$5.33	1/7/2015
						37,500 (1)	3,375 (2)
						56,250 (3)	5,063 (2)
						150,000 (4)	13,500 (2)

Anthony A. Vasconcellos
	25,000	0	0	$5.50	10/28/2009
	100,000	0	0	$7.76	5/17/2011
	75,000	0	0	$6.93	1/4/2012
	75,000	0	0	$5.86	1/3/2013
	75,000	0	0	$6.46	1/2/2014
	75,000	0	0	$5.33	1/7/2015
						25,000 (5)	2,250 (2)
						37,500 (6)	3,375 (2)
						100,000 (7)	9,000 (2)

(1)	On January 3, 2006, the above Named Executive was awarded 75,000 nonvested shares, of which, 18,750 shares vested on January 3, 2007 and 18,750 vested on January 3, 2008. The remaining nonvested shares vest in two equal annual installments of 18,750 shares through 2010.

(2)	The value of nonvested shares awarded to the above Named Executive was calculated using a price of $0.09, the closing price of a share of Regent Communications, Inc. common stock on the last business day of the 2008 calendar year.

(3)	On January 3, 2007, the above Named Executive was awarded 75,000 nonvested shares, of which, 18,750 shares vested on January 3, 2008. The remaining nonvested shares vest in three equal annual installments of 18,750 shares through 2011.

(4)	The nonvested shares awarded to the above Named Executive on January 4, 2008, vest in four equal annual installments of 37,500 shares through 2012.

(5)	On January 3, 2006, the above Named Executive was awarded 50,000 nonvested shares, of which, 12,500 shares vested on January 3, 2007 and 12,500 shares vested January 3, 2008. The remaining nonvested shares vest in two equal annual installments of 12,500 shares through 2010.

(6)	On January 3, 2007, the above Named Executive was awarded 50,000 nonvested shares, of which, 12,500 shares vested on January 3, 2008. The remaining nonvested shares vest in three equal annual installments of 12,500 shares through 2011.

(7)	The nonvested shares awarded to the above Named Executive on January 4, 2008, vest in four equal annual installments of 25,000 shares through 2012.
Option Exercises And Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)(1)	($)	(#)(2)	($)(3)
William L. Stakelin	0	$0	37,500	$55,125
Anthony A. Vasconcellos	0	$0	25,000	$36,750

(1)	There were no stock options exercised in 2008.

(2)	Represents shares granted in 2006 and 2007 to the Named Executives under the Regent Communications, Inc. 2005 Incentive Compensation Plan that vested in the current year.

(3)	The value of the shares was calculated using a price of $1.47, the closing price of a share of Regent Communications, Inc. common stock on the vesting date.
Pension Benefits
          The Company does not offer a defined benefit pension plan. Employer match for the Company’s 401(k) Profit Sharing Plan is included in other compensation in the Summary Compensation Table.
Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Loss	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
William L. Stakelin	$58,761	$5,718	$(108,013)	$0	$280,908
Anthony A. Vasconcellos	$5,836	$4,313	$ (24,844)	$0	$31,727
          Under the provisions of the Regent Communications, Inc. Deferred Compensation Plan, participants may elect to have a specified dollar amount or a whole percentage of his compensation deferred and credited to his deferred compensation account. Participants may also elect to defer a portion of any regular or annual bonus that is part of his compensation earned in any plan year. Earnings on participant contributions are based upon the investment elections selected by each participant of the mutual fund options contained within the plan. The Company matches participant contributions at a rate determined by the Board of Directors each year. For the 2008 year, the Board set the company match at 100% of the first 1% of the participant’s earnings deferred into the plan. The Company match is made in phantom units of Regent common stock, which are marked-to-market on a quarterly basis. A participant’s vested balance is distributable upon termination of employment, retirement, death or disability. Payments made to the participant for their vested plan balance are made in a single lump sum cash payment.

Potential Payments Upon Termination or Change in Control
          The Company has employment agreements with William L. Stakelin and Anthony A. Vasconcellos. Mr. Stakelin is employed as Regent’s President and Chief Executive Officer and Mr. Vasconcellos is employed as Regent’s Executive Vice President and Chief Financial Officer. The employment agreement for Mr. Stakelin also requires the Company to seek to cause him to be nominated to serve on the Company’s Board of Directors. Each employment agreement is for a term effective December 28, 2007 and ending December 31, 2009.
          Under their employment agreements, for the 2008 year, Mr. Stakelin was entitled to a base salary of no less than $366,057 and Mr. Vasconcellos was entitled to a base salary of no less than $277,172. Under the terms of their employment agreements, the 2009 base salaries for each of Mr. Stakelin and Mr. Vasconcellos would equal their respective 2008 salaries, plus an amount equal to the percentage increase in the Consumer Price Index-All Items during the period January 1, 2008 through December 31, 2008, which was 0.1%. However, the Committee accepted the proposal by Messrs. Stakelin and Vasconcellos to forego the CPI increase. Accordingly, for 2009, the base salaries for Messrs. Stakelin and Vasconcellos were set at $366,057 and $277,172, respectively. The employment agreements also provide for Messrs. Stakelin and Vasconcellos to receive discretionary annual bonuses in accordance with the Company’s Senior Management Bonus Plan. These bonuses, if any, will be determined by the Compensation Committee of the Board of Directors of Regent and are based on performance of the executive and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Stakelin and Vasconcellos each to receive, at the discretion of the Compensation Committee of the Board of Directors, annual grants of nonvested stock, stock options or other equity-based incentives, and/or incentive and non-qualified options to purchase common stock of the Company and other equity-based incentives pursuant to any incentive compensation plans as may be adopted by the Company from time to time. Pursuant to the employment agreements, Messrs. Stakelin and Vasconcellos also receive an automobile allowance, parking and automobile insurance coverage at Regent’s expense and other benefits available to key management employees, including the employee portion of health and disability insurance premiums.
          Messrs. Stakelin and Vasconcellos may terminate their respective employment agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by the Company without cause or upon disability, then (a) the executive is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability, (b) a prorated portion of any bonus to which he otherwise would have been entitled, and (c) all unvested stock options, shares of nonvested stock and other equity awards held by the executive will accelerate and vest in full. If employment is terminated by the Company without cause, the employment agreements entitle Messrs. Stakelin or Vasconcellos, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current term of the employment agreement. In the event of the death of either of Mr. Stakelin or Mr. Vasconcellos, per the provisions of the Regent Communications, Inc. 2005 Incentive Compensation Plan, all unvested shares of nonvested stock awarded to the participant will vest immediately.
          In the event of a termination for any reason of either of Messrs. Stakelin and Vasconcellos in the 24-month period prior to or subsequent to a change in control of the Company, as defined in the respective agreements, or in the event of the death or disability of either of Messrs. Stakelin or Vasconcellos in the 12-month period prior to or subsequent to a change in control of the Company, Messrs. Stakelin or Vasconcellos will be entitled to receive (i) all compensation accrued and unpaid prior to the date of termination, (ii) an amount equal to 2.99 times the employee’s base salary as in effect at the date of termination, (iii) an amount equal to 2.99 times the average of the Senior Management Bonuses calculated for 2006 and each successive full calendar year prior to the date of termination for the employee, and (iv) the vesting of all stock options, shares of nonvested stock and other equity awards held by the employee shall accelerate and vest in full. The employment agreements for each of Messrs. Stakelin and Vasconcellos further provide that if such payments would result in an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then the amount payable shall be capped at the maximum amount payable to the employee before such “excess parachute payment” would apply. In the event that any tax would be imposed on either of Messrs. Stakelin or Vasconcellos under Section 280G or Section 409A of the Internal Revenue Code with respect to any payment made by the Company to either individual pursuant to compensation paid after the employee’s termination, the Company will be responsible for the payment of such tax, penalty, interest and any related audit costs incurred by the individual, including any payments necessary to place the employee in the same taxable position as if no such tax had been imposed on the employee. The employee will be required to return to the Company any excess amounts received over the limitations of Section 280G or 409A, as applicable.
          The term “change of control” means the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Regent Communications, Inc.’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Regent Communications, Inc. of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Regent Communications, Inc. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Regent Communications, Inc.’s then outstanding securities, or a liquidation or dissolution of Regent Communications, Inc. or of the sale of all or substantially all of Regent Communications, Inc.’s assets, it being understood and agreed that a “sale of all or substantially all” of the Company’s assets shall be deemed to have occurred if at any time through the 24-month anniversary of the date of termination of the employee’s employment with the Company, one or more transactions occur in which assets of the Company are sold, transferred or otherwise disposed of to one or more persons and such sold, transferred or disposed assets in the aggregate provided more than 50% of the station operating income generated by the Company for the year ended December 31, 2008. It is not considered a “change of control” if the sale or transfer of assets is to: (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or a group of people, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) above. In addition, the term “change of control” includes changes in the Regent Communications, Inc. Board of Directors during any twelve (12) month period, such that individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be an Incumbent Director.
          Messrs. Stakelin and Vasconcellos are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants. The employment agreements further provide that, for a period of one year following termination, the employee will not induce any Company employee to leave the Company and the employee must maintain confidentiality of all confidential information relating to the Company.
          The following table describes the potential payments upon termination or a change in control of the Company for William L. Stakelin, the Company’s President and Chief Executive Officer. The amounts included in the table below are calculated as if Mr. Stakelin were terminated on December 31, 2008, and such amounts are in addition to what Mr. Stakelin earned for the 2008 year, as shown in the Summary Compensation Table.

Executive
Benefits and			Involuntary Not
Payments Upon	Voluntary	For Cause	for Cause			Change in
Termination	Termination	Termination	Termination(1)	Disability	Death	Control
Base salary (2)	$0	$0	$366,057	$366,057	$0	$1,094,510
Senior Management Bonus Plan	$0	$0	$0	$0	$0	$617,898
Life and disability insurance, medical, dental and hospitalization	$0	$0	$0	$0	$0	$0
Nonvested stock, unvested and accelerated (3)	$0	$0	$21,938	$21,938	$21,938	$21,938

Total	$0	$0	$387,995	$387,995	$21,938	$1,734,346

(1)	Assumes the Named Executive’s benefit under an involuntary not for cause termination is equal to the remaining amount of base salary through December 31, 2009, the expiration of the Named Executive’s employment agreement, and the full vesting of any nonvested shares of Regent common stock assuming a price of $0.09, based upon the price of a share of the Company’s common stock on the last business day in 2008.

(2)	For analysis purposes, the Named Executive’s base salary was equal to the salary in place for the 2008 fiscal year.

(3)	Under the terms of the Regent Communications, Inc. 2005 Incentive Compensation Plan, any unvested shares of nonvested stock will automatically accelerate to 100% vested in the instances of an employee’s death, permanent disability, or a change in control of the Company.

          The following table describes the potential payments upon termination or a change in control of the Company for Anthony A. Vasconcellos, the Company’s Executive Vice President and Chief Financial Officer. The amounts included in the table below are calculated as if Mr. Vasconcellos were terminated on December 31, 2008, and such amounts are in addition to what Mr. Vasconcellos earned for the 2008 year, as shown in the Summary Compensation Table.

Executive
Benefits and			Involuntary Not
Payments Upon	Voluntary	For Cause	for Cause			Change in
Termination	Termination	Termination	Termination(1)	Disability	Death	Control
Base salary (2)	$0	$0	$277,172	$277,172	$0	$828,744
Senior Management Bonus Plan	$0	$0	$0	$0	$0	$467,862
Life and disability insurance, medical, dental and hospitalization (3)	$0	$0	$16,302	$16,302	$0	$16,302
Nonvested stock, unvested and accelerated (4)	$0	$0	$14,625	$14,625	$14,625	$14,625

Total	$0	$0	$308,099	$308,099	$14,625	$1,327,533

(1)	Assumes the Named Executive’s benefit under an involuntary not for cause termination is equal to the remaining amount of base salary through December 31, 2009, the expiration of the Named Executive’s employment agreement, perquisites, and the full vesting of any nonvested shares of Regent common stock assuming a price of $0.09, based upon the price of a share of the Company’s common stock on the last business day in 2008.

(2)	For analysis purposes, the Named Executive’s base salary was equal to the salary in place for the 2008 fiscal year.

(3)	The Named Executive is entitled to Company-paid life and disability insurance, medical, dental and hospitalization premiums for the lesser of 12 months or the number of months until the executive attains the age of 65. For purposes of the calculation, the Company used the total cost of premiums paid for such plans as of December 31, 2008.

(4)	Under the terms of the Regent Communications, Inc. 2005 Incentive Compensation Plan, any unvested shares of nonvested stock will automatically accelerate to 100% vested in the instances of an employee’s death, permanent disability, or a change in control of the Company.
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation of Directors
          Only non-employee directors of the Company are eligible to receive directors’ fees. Non-employee directors receive the following compensation:
•	A $1,000 monthly retainer;

•	A Board Committee meeting fee of $2,000 for each on-site Board Committee meeting attended ($1,000 for attendance by telephone);

•	A Board Committee meeting fee of $1,000 for each telephonic Board Committee meeting attended;

•	The Chairman of the Board and Chair of each Board Committee receives the following fees:
•	Chairman of the Board — annual fee of $15,000

•	Audit Committee Chair — annual fee of $10,000

•	Nominating and Corporate Governance Committee Chair — annual fee of $5,000

•	Compensation Committee Chair — annual fee of $5,000
          Each non-employee director of the Company is eligible to receive awards of stock appreciation rights, nonvested stock, or non-qualified stock options under the Regent Communications, Inc. 2006 Directors Equity Compensation Plan. The terms, conditions, form and amount of such awards, if any, are determined by the Compensation Committee of the Company’s Board of Directors. Each director serving on the Company’s Board of Directors on June 4, 2008, was awarded 10,000 nonvested shares of Regent common stock.
          The following table presents the compensation provided by the Company to the non-employee directors for the year ended December 31, 2008.

				Change in
				Pension
				Value and
			Non-equity	Nonqualified
	Fees Earned or		Incentive Plan	Deferred	All Other
	Paid in Cash	Stock Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	($)	($)
John J. Ahn	$23,000	$2,975	$0	$0	$0	$25,975
John F. DeLorenzo	$20,600	$1,488	$0	$0	$0	$22,088
J.P. Hannan (3)	$10,400	$0	$0	$0	$0	$10,400
Andrew L. Lewis, IV	$32,000	$11,038	$0	$0	$0	$43,038
Timothy M. Mooney	$37,000	$11,038	$0	$0	$0	$48,038
William P. Sutter, Jr. (2)	$54,000	$11,038	$0	$0	$0	$65,038
John H. Wyant	$26,000	$11,038	$0	$0	$0	$37,038

(1)	These amounts represent fair value compensation recognized by the Company in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. The value of each nonvested share is based upon the closing price of the Company’s common stock on the Nasdaq Global Market (or its predecessor, the Nasdaq National Market) on the date of grant. The nonvested shares vest ratably over a four-year period commencing one year from the date of grant.

(2)	Effective March 17, 2009, Mr. Sutter resigned from the Board of Directors and from the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Sutter also resigned as Chairman of the Board and as Chairman of the Nominating and Corporate Governance Committee. Effective upon his resignation, the Board of Directors approved the payment to Mr. Sutter of all director fees earned through the date of his resignation, the additional sum of $8,000 (which represents the director, Board Chairman and Nominating and Corporate Governance Committee Chairman retainer fees as would have been payable to him if he had remained on the Board through the date of the 2009 Annual Meeting) and the acceleration of vesting for 16,250 shares of nonvested common stock that were previously granted to Mr. Sutter as part of his compensation for serving on the Board of Directors. Such amounts are not included in the table above.

(3)	Mr. Hannan resigned from the Board of Directors effective April 13, 2008.
          There were no re-pricings or material modifications of any outstanding option or other stock-based award during 2008.
          When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation in Board meetings or Board Committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transactions or similar relationship with any of its directors or executive officers, other than the registration rights agreement with Blue Chip Capital Fund II Limited Partnership and related entities and the March 17, 2009 agreement between Riley and the Company, both of which agreements are described under the caption “ELECTION OF DIRECTORS — Compensation Committee Interlocks and Insider Participation.”
OTHER SECURITIES FILINGS
          The information contained in this Proxy Statement under the heading “AUDIT COMMITTEE REPORT” is not, and should not be deemed to be, filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company incorporates such information by reference to this Proxy Statement and specifically to such heading.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
          Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2008, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent stockholders were complied with on a timely basis.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth, as of April 13, 2009, the number and percentage of the Company’s common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company’s securities, (ii) the Company’s directors and nominees for directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under “Executive Compensation,” and (iv) all executive officers and directors of the Company, as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(a)	Ownership(a)		of Class(a)

Bryant Riley	4,119,629	(b)	9.75%
Lloyd I. Miller, III	3,868,381	(c)	9.16%
Dimensional Fund Advisors LP	3,299,204	(d)	7.81%
Blue Chip Venture Company, Ltd.	2,945,877	(e)	6.97%
HJH Partners, LLC	2,845,452	(f)	6.74%
Don A. Sanders	2,671,479	(g)	6.32%
William L. Stakelin	1,357,146	(h)	3.16%
John J. Ahn	4,145,129	(b)(i)	9.81%
John F. DeLorenzo	10,000	(j)	*
Andrew L. Lewis, IV	30,000	(k)	*
Timothy M. Mooney	44,000	(l)	*
John H. Wyant	3,010,877	(e)(m)	7.12%
Anthony A. Vasconcellos	842,240	(n)	1.97%
All executive officers and directors as a group (7 persons)	9,439,392	(o)	21.75%

*	Less than 1%.

(a)	The Securities and Exchange Commission has defined “beneficial ownership” to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below. All information regarding persons and entities other than the Company’s directors and Named Executives has been included by the Company in reliance upon the most recent SEC filings of such persons and entities.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities. Accordingly, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants.

(b)	The address of Bryant Riley is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. Riley Investment Management LLC has sole voting and dispositive power over security holdings of Riley Investment Partners Master Fund, L.P, and certain managed accounts of its investment advisory clients and Mr. Riley, in his role as the sole manager of Riley Investment Management LLC, controls its voting and investment decisions. Accordingly, each of Riley Investment Management LLC and Mr. Riley may be deemed to have beneficial ownership of the 2,155,016 shares of common stock held by Riley Investment Partners Master Fund, L.P. and 325,367 shares held in managed accounts by its investment advisory clients. Riley Investment Management LLC has shared voting and dispositive power over 415,399 shares of common stock held in accounts of its investment advisory clients. Riley Investment Management LLC and Mr. Riley disclaim beneficial ownership of theses shares. B. Riley & Co., LLC holds 1,132,768 shares, over which Mr. Riley has sole voting and dispositive power. Mr. Riley also holds 91,079 shares.

(c)	The address of Lloyd I. Miller, III is 4550 Gordon Drive, Naples, Florida 34102. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 12, 2009, Lloyd I. Miller, III has sole voting and dispositive power with respect to 3,151,566 shares as (i) the manager of a limited liability company that is the general partner of certain limited partnerships, and (ii) an individual. Mr. Miller has shared voting and dispositive power with respect to 716,815 shares as investment advisor to the trustee of a certain family trust.

(d)	The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 9, 2009, Dimensional Fund Advisors informed the Company that it has sole voting and/or investment power over the indicated shares in Dimensional Fund Advisors’ role as investment adviser or manager to four investment companies and certain commingled group trusts and separate accounts, none of whom are known to have such rights or powers with respect to more than five percent of the Company’s common stock. Dimensional Fund Advisors disclaims beneficial ownership of these securities.

(e)	Includes 2,382,241 shares held by Blue Chip Capital Fund, II, Limited Partnership (“Blue Chip II”) and 563,636 shares held by Blue Chip Capital Fund, III, Limited Partnership (“Blue Chip III”). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II and Blue Chip III. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(f)	The address of HJH Partners, LLC is 8 Sound Shore Drive, Suite 265, Greenwich, Connecticut 06830. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, HJH Partners, LLC is trustee for the WPG Corporate Development Associates V Liquidating Trust (WPG V) and the WPG Corporate Development Associates V (Overseas) Liquidating Trust (WPG Overseas). HJH Partners, LLC has shared voting and investment power over the indicated shares in its capacity as trustee for 2,464,162 shares held by WPG V and 381,290 shares held by WPG Overseas. Prior to a transfer of investment and voting control of the entities holding shares of Regent common stock, beneficial ownership of these shares was previously reported by Robeco Investment Management, Inc.

(g)	The address of Don A. Sanders is 600 Travis, Suite 3100, Houston, Texas 77002. Pursuant to its Schedule 13D filed with the Securities and Exchange Commission on September 19, 2007, Mr. Sanders is vice chairman and a director of Sanders Morris Harris Group, Inc. (“SMHG”) and chairman of the executive committee and a director of SMH Capital, Inc. (“SMH Capital”), registered broker dealer and investment adviser, and wholly-owned subsidiary of SMHG. Mr. Sanders is also a manager of SOF Management, LLC and general partner of Sanders Opportunity Fund, L.P. and Sanders Opportunity Fund (Institutional), L.P. (the “SOF Funds”) and chief investment officer of the SOF Funds. The named shares include 1,255,479 shares for which Mr. Sanders exercises sole voting and dispositive power, and 1,416,000 shares held in client brokerage accounts over which Mr. Sanders has shared dispositive power. Mr. Sanders disclaims beneficial ownership of all shares held in client brokerage accounts over which he has shared dispositive power.

(h)	Represents (A) 706,057 shares held by Mr. Stakelin individually (including shares held for his account in the Company’s 401(k) Profit Sharing Plan and 368,750 nonvested shares subject to a vesting period, none of which will vest by June 12, 2009); (B) 500 shares owned by Mr. Stakelin’s son and 500 shares owned by Mr. Stakelin’s daughter; and (C) options exercisable within 60 days for up to 650,089 shares of the Company’s common stock held by Mr. Stakelin.

(i)	Represents (A) 8,000 shares held by Mr. Ahn’s minor children and 5,000 shares held by Mr. Ahn’s parents; and (B) 12,500 shares held by Mr. Ahn, 11,875 of which are subject to a vesting period, 2,500 of which will vest by June 12, 2009. See also Note (b) above.

(j)	Represents 10,000 shares held by Mr. DeLorenzo, all of which nonvested shares are subject to a vesting period, of which 2,500 will vest by June 12, 2009.

(k)	Represents (A) options exercisable within 60 days for up to 10,000 shares of the Company’s common stock held by Mr. Lewis and (B) 20,000 shares held by Mr. Lewis, which include 16,250 nonvested shares subject to a vesting period, of which 5,000 will vest by June 12, 2009.

(l)	Represents (A) options exercisable within 60 days for up to 20,000 shares of the Company’s common stock held by Mr. Mooney and (B) 24,000 shares held by Mr. Mooney, which include 16,250 nonvested shares subject to a vesting period, of which 5,000 will vest by June 12, 2009.

(m)	Represents (A) options exercisable within 60 days for up to 45,000 shares of the Company’s common stock held by Mr. Wyant and (B) 20,000 shares held by Mr. Wyant, which include 16,250 nonvested shares subject to a vesting period, of which 5,000 will vest by June 12, 2009. See also Note (e) above.

(n)	Represents: (A) 417,240 shares held by Mr. Vasconcellos (including shares held for his account in the Company’s 401(k) Profit Sharing Plan and 287,500 nonvested shares subject to a vesting period, none of which will vest by June 12, 2009); and (B) options exercisable within 60 days for up to 425,000 shares of the Company’s common stock held by Mr. Vasconcellos.

(o)	See Notes (b), (e), (h), (i), (j), (k), (l), (m), and (n) above.
AUDIT COMMITTEE REPORT
          In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the Audit Committee members are independent directors, as defined under current Nasdaq listing standards. During the current year, the Audit Committee met eight times, including prior to the Company’s public announcements of its quarterly and year-end earnings results and the Company’s public filings of its interim and annual financial information as contained in each quarterly Form 10-Q filing and the annual Form 10-K filing. In all such meetings, the Audit Committee had the opportunity to discuss such results and disclosures with the Company’s Chief Financial Officer and independent auditors before the public dissemination and filing of such information.
          In discharging its oversight responsibility as to the audit process, the Audit Committee: obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.
          The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
          The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2008, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors have the responsibility for the examination of the Company’s financial statements.

          Based on the review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee also engaged an independent registered public accounting firm to serve as the Company’s auditor for the year ending December 31, 2009.

Audit Committee Members:	Timothy M. Mooney, Chairman John J. Ahn John F. DeLorenzo Andrew L. Lewis, IV
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The independent registered public accounting firm of Deloitte & Touche LLP was engaged by Regent to audit Regent’s consolidated financial statements for the year ended December 31, 2008. It is anticipated that representatives of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, representatives of Deloitte & Touche LLP will be afforded an opportunity to make a statement if they so desire.
Approval of Appointment of Auditors for 2009
          The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent registered public accounting firm for the Company for the year 2009. It is anticipated that a representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving Deloitte & Touche LLP as the Company’s independent registered public accounting firm is rejected by the stockholders then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the proposal unless otherwise instructed by the stockholder.
          Unless otherwise specified in the Company’s bylaws or by Delaware law, the approval of any matter presented to stockholders for a vote requires the affirmative vote of a majority of the votes present at the meeting and entitled to be cast by the holders of the Company’s common stock. Accordingly, the appointment of Deloitte & Touche LLP will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock present or represented at the Annual Meeting. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.
The Audit Committee of the Board of Directors recommends the adoption of the proposal.
Principal Accounting Firm Fees
          The following table sets forth the aggregate fees billed to Regent Communications, Inc. for the fiscal years ended December 31, 2008 and 2007 by the Company’s principal accounting firm, Deloitte & Touche LLP.

	December 31,		December 31,
	2008		2007

Audit Fees	$395,000	(a)	$482,845	(a)
Audit-Related Fees	15,000	(b)	—
Tax Fees	—		—
All Other Fees	1,500	(c)	1,500	(c)

Total	$411,500		$484,345

(a)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Company, the audit of management’s assessment of internal control over financial reporting, the audit of stand-alone financial statements for significant acquisitions, issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Represents fees for services related to research and application of various accounting requirements.

(c)	Represents the annual charge for online access to an accounting, auditing and reporting library.
          The aggregate amount of all services other than audit and audit-related services provided by the auditors to the Company constituted 0.36% and 0.31% of the total amount of revenues paid by the Company to the auditors during 2008 and 2007, respectively.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor
          The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. In January 2004, the Audit Committee established a policy requiring pre-approval by the committee of all audit and permissible non-audit services provided by the independent auditor, which policy can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance.” The policy provides for the general pre-approval of specific types of services subject to specific cost limits to be determined by the Audit Committee from time to time. Specific pre-approval is required for any services for which general pre-approval has been granted pursuant to the policy, if no cost limit has been set and/or if the cost would exceed the specified limit. All other permitted services also require specific pre-approval.
          The pre-approval policy adopted by the Audit Committee delegates pre-approval authority to any member of the Audit Committee to address any requests for pre-approval of services between Audit Committee meetings. Any member of the Audit Committee who exercises delegated authority must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to the Company’s management any authority to pre-approve services performed by the independent auditors.
          The Company’s Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services as determined pursuant to the annual auditor engagement letter and the fee limitations adopted pursuant to the pre-approval policy. The Chief Financial Officer shall report on the status of fees to the full Audit Committee no less frequently than annually, and more often as may be requested by the Audit Committee. For every proposed pre-approved service set forth in the policy, the independent auditor is to provide detailed back-up documentation to the Audit Committee regarding the specific services to be provided.
          All of the services provided by the independent auditor to the Company in 2008 were specifically pre-approved by the Audit Committee.

PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S
OUTSTANDING COMMON STOCK
General
          The Company’s Board of Directors has unanimously approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) to grant the Board of Directors discretionary authority to effect a reverse stock split of the Company’s common stock at a ratio not to exceed one-for-30. If the stockholders approve the amendment to the Certificate as attached hereto as Annex 1, the Company’s Board of Directors will have the authority, in its sole discretion, to determine whether to proceed with such a reverse stock split. If so, the Board of Directors will determine the exact ratio for the reverse stock split and the amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State.
Background
          On August 11, 2008, the Company received a letter from Nasdaq notifying us that for the prior 30 consecutive business days, the Company’s common stock had not maintained a minimum $1.00 per share bid price as required by Marketplace Rule 4450(a)(5). In accordance with Marketplace Rule 4450(e)(2), the Company was provided 180 days, or until February 9, 2009, to regain compliance. To regain compliance, the closing bid price of the Company’s common stock must remain at or above $1.00 per share for a minimum of 10 consecutive business days. If compliance is not regained, Nasdaq will provide written notification that the Company’s common stock will be delisted from The Nasdaq Global Market. At that time, the Company has the right to appeal Nasdaq’s determination to a Nasdaq Listing Qualifications Panel. The Company has received subsequent notifications from Nasdaq that it has suspended enforcement of the bid price and market value of publicly held shares requirements through July 20, 2009. As a result, all companies presently in a bid price or market value of publicly held shares compliance period will remain at that same stage of the process and will not be subject to being delisted for these concerns. As such, the Company’s cure period to regain compliance with the bid price rules has been extended to November 10, 2009, unless additional extensions are granted by Nasdaq.
          In addition, Marketplace Rule 4450(a)(2) requires that companies must maintain a market value of at least $5 million for their publicly held shares. The Company does not currently meet such requirement, but has not received notice from Nasdaq of such deficiency due to the current suspension of the market value requirement. If the Company does not satisfy this requirement following the expiration of the Nasdaq moratorium, the Company expects that it would have 90 days to regain compliance following receipt of a delisting notice from Nasdaq.
          The Company’s Board of Directors has unanimously approved, subject to stockholder approval, an amendment to its Certificate to grant the Board of Directors discretionary authority to effect a reverse stock split of the Company’s common stock. If the amendment is approved by the Company’s stockholders, the Board of Directors may subsequently effect, in its sole discretion, the reverse stock split at a ratio not to exceed one-for-30, with the exact ratio to be established by the Board of Directors at the time it elects to effect the split. Approval of this amendment by the Company’s stockholders would give the Board of Directors authority to implement the reverse stock split at any time prior to June 3, 2010. In addition, notwithstanding approval of this amendment by the Company’s stockholders, the Board of Directors may in its sole discretion determine not to effect, and to abandon, the reverse stock split without further action by the Company’s stockholders.
          If the Company’s stockholders approve the amendment and the Board of Directors decides to implement the reverse stock split, the Company will file a Certificate of Amendment with the Secretary of

State of the State of Delaware to amend the Company’s Certificate to effect a reverse stock split of the Company’s common stock then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split would not change the number of authorized shares of common stock or the par value of the Company’s common stock. Except for any changes as a result of the treatment of fractional shares, each holder of the Company’s common stock will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.
Purposes of the Reverse Stock Split
          The purpose of authorizing the reverse stock split is to maximize the flexibility of the Company’s Board of Directors in addressing market-related issues affecting the Company’s capitalization. The Company’s Board of Directors believes that stockholder approval of an exchange ratio not to exceed one-for-30 (rather than an exact exchange ratio) provides the Company’s Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the amendment, the reverse stock split would be effected, if at all, only upon a determination by the Company’s Board of Directors that the split is in the best interests of the Company and the Company’s stockholders at that time.
          A reverse stock split may have the following beneficial effects:
•	The Company’s common stock is currently quoted on The Nasdaq Global Market under the symbol “RGCI.” The reverse stock split is being proposed to give the Company’s Board of Directors the flexibility to maintain the eligibility of the Company’s common stock for listing on The Nasdaq Global Market should the market price for the Company’s common stock remain below $1.00 per share for an extended period. Delisting of the Company’s common stock would significantly and adversely affect the trading in and liquidity of the Company’s common stock. Reverse splits are viewed by The Nasdaq Stock Market as an acceptable way for companies to gain compliance with the minimum $1.00 per share requirement. Accordingly, the Company’s Board of Directors concluded that reducing the number of outstanding shares of the Company’s common stock might be desirable in order to attempt to support a higher stock price per share based on the Company’s current market capitalization.

•	In addition, if the Company’s common stock were delisted from Nasdaq, trading in the Company’s common stock would have to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market, also referred to as the “pink sheets.” The Board of Directors believes that the liquidity in the trading market for the Company’s common stock would then be significantly decreased which could reduce the trading price and increase the transaction costs of trading shares of the Company’s common stock. Furthermore, stockholders may also experience a greater degree of difficulty in obtaining accurate, timely information concerning pricing and trading volume and in executing trades of the Company’s common stock.

•	A higher stock price, which the Company would expect as a result of the reverse stock split, could increase the interest of the financial community in the Company’s common stock and broaden the pool of investors that may consider investing in the Company’s common stock, potentially increasing the trading volume and liquidity of the Company’s common stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of the Company’s common stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be lessened.

•	Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.
Board of Directors’ Determination
          You are now being asked to vote upon an amendment to the Company’s Certificate to effect the reverse stock split. If stockholder approval is received, the Company’s Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and the Company’s stockholders, whether or not to effect the reverse stock split, and if so, the number of shares of the Company’s common stock up to a maximum of 30 that will be combined into one share of the Company’s common stock. The Company’s Board of Directors believes that stockholder approval of the amendment granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Company’s Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and the Company’s stockholders. In determining the ratio of the reverse stock split to implement, the Company’s Board of Directors will consider, among other things, prevailing market conditions, the trading price of the Company’s common stock, the number of round lot holders of the Company’s common stock and the steps that the Company will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Global Market.
          If the amendment is approved by the stockholders, the Company’s Board of Directors will have the authority to effect a reverse stock split on only one occasion, unless the stockholders subsequently approve an additional reverse stock split.
Risks Associated with the Reverse Stock Split
          In evaluating whether or not to seek stockholder approval for the reverse stock split, the Company’s Board of Directors took into consideration risks associated with reverse stock splits. These risks include:
•	the negative perception of reverse stock splits held by many investors, analysts and other stock market participants;

•	the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to or lower than pre-reverse stock split levels;

•	the fact that total market capitalization of some companies that have effected reverse stock splits has declined to a level that was less than pre-reverse stock split levels;

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding;

•	the risk that the resulting per-share stock price may not attract institutional investors or investment funds, which failure may have an adverse effect on liquidity;

•	the costs associated with implementing a reverse stock split;

•	the bid price of the Company’s common stock after a reverse stock split may not be maintained at or above $1.00;

•	the risk that, even if the Company is able to maintain the bid price of its common stock at or above $1.00 after the reverse stock split, the Company’s common stock may be delisted from Nasdaq for other reasons including, but not limited to, the failure to maintain a market value of at least $5 million for its publicly held shares; and

•	the reverse stock split will result in some stockholders owning “odd-lots” of less than 100 shares of the Company’s common stock, potentially resulting in higher brokerage commissions and other transaction costs than the commissions and costs of transactions in “round-lots” of even multiples of 100 shares.
          If it appears that the Company will be subject to delisting even after the reverse stock split, the Company’s Board of Directors could decide to avoid the above referenced risks by not implementing the reverse stock split.
Effects of the Reverse Stock Split on Common Stock
          A reverse stock split will reduce the number of shares of the Company’s common stock issued and outstanding, or held as treasury shares, into a proportionately fewer number of shares of common stock. For example, if the Company’s Board of Directors implements a one-for-30 reverse stock split of the Company’s common stock, then a stockholder holding 300 shares of the Company’s common stock before the reverse stock split would hold 10 shares of the Company’s common stock after the reverse stock split. However, because the reverse stock split would apply to all issued shares of the Company’s common stock, the reverse stock split would not alter the relative rights and preferences of the Company’s existing stockholders nor affect any stockholder’s proportionate equity interest in the Company (both subject to the treatment of fractional shares).
          A reverse stock split will also affect the outstanding options and warrants to purchase the Company’s common stock. Generally, the agreements and other documents governing all of the Company’s outstanding stock options and warrants to purchase the Company’s common stock include provisions requiring adjustments to the number of shares of common stock issuable upon exercise of such options or warrants. For example, if the Company’s Board of Directors implements a one-for-30 reverse stock split of the Company’s common stock, each of the outstanding options or warrants to purchase the Company’s common stock would represent the right to purchase that number of shares of the Company’s common stock equal to 1/30th of the shares of the Company’s common stock previously covered by the options or warrants and the exercise price per share would be thirty times the previous exercise price.
          A reverse stock split would not affect the par value of the Company’s common stock. The reverse stock split would affect the Company’s earnings per share and book value per share of the Company’s common stock following the reverse stock split, as there will be fewer shares of the Company’s common stock outstanding. For a discussion of the effects of a reverse stock split on the Company’s stated capital and additional paid in capital see the paragraph entitled “Accounting Effects of the Reverse Stock Split” below.
          A reverse stock split will be effected simultaneously for all of the Company’s common stock and the ratio will be the same for all of the Company’s common stock. The reverse stock split will affect all of the Company’s stockholders uniformly (subject to the treatment of fractional shares). The reverse stock split will not change the terms of the Company’s common stock. The Company’s common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects after the reverse stock split.
          The Company’s common stock is currently registered under the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Company does not believe that the reverse stock split will affect the registration of the Company’s common stock under the Exchange Act.
Potential Anti-Takeover Effect
          Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of the Company’s common stock will not be reduced. This will increase significantly the ability of the Company’s Board of Directors to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.
          The effective increase in the number of authorized but unissued shares of the Company’s common stock may be construed as having an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. In addition, the effective increase in the number of authorized by unissued shares could be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate or its bylaws. However, the amendment is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company. Other than the amendment relating to the reverse stock split, the Company’s Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Certificate that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.
Exchange of Stock Certificates
          If the amendment is approved by the Company’s stockholders and the Company’s Board of Directors believes that the reverse stock split is in the best interests of the Company and the Company’s stockholders, the exchange of shares of the Company’s common stock will occur at the effective time of the Certificate of Amendment without any further action on the part of the Company’s stockholders and without regard to the date that any stockholder surrenders the stockholder’s physical certificates representing pre-split shares of common stock. Each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described below, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock (subject to the treatment of fractional shares). However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the Certificate of Amendment is effective until that stockholder surrenders and exchanges the stockholder’s physical certificates. If there are any dividends or distributions, they will be withheld, accumulate and be paid to each stockholder, without interest, once that stockholder surrenders in exchange his, her or its physical certificates.
          If the Board of Directors determines to proceed with the reverse stock split, as soon as practicable after the effective date of the Certificate of Amendment, the Company’s transfer agent, Computershare Investor Services, LLC, (“Computershare”) will mail transmittal forms to each holder of record of physical certificates formerly representing shares of the Company’s common stock that will be used in forwarding such physical certificates for surrender and exchange. As the Company is now participating in the direct registration system, you will not receive a replacement physical certificate. Instead you will receive a written confirmation from the Company’s transfer agent indicating the number of shares you own after the effect of the reverse stock split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

          No new written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to Computershare. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. No stockholder will be required to pay a transfer or other fee to exchange his, her or its physical certificates for written confirmations. Stockholders should not send in certificates until they receive a transmittal form from the Company’s transfer agent. In connection with the reverse stock split, the Company’s common stock will change its current CUSIP number.
Fractional Shares
          In order to avoid the expense and inconvenience of issuing fractional shares in connection with the reverse stock split, the Company will round any fractional share that results from the reverse stock split up to the next whole share.
Federal Income Tax Consequences
          The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares of common stock were, and the post-reverse stock split shares of common stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate, the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
          No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split should be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares should include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.
          The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Accounting Effects of the Reverse Stock Split
          Following the effective date of the reverse stock split, the par value of the Company’s common stock will remain at $0.01 per share. In addition, the number of outstanding shares of the Company’s common stock and the number of shares of the Company’s common stock issuable upon exercise or conversion of options, warrants and convertible securities will be reduced by the reverse stock split ratio selected by the Company’s Board of Directors, taking into account the increase resulting from rounding any fractional share that results from the reverse stock split up to the next whole share. Accordingly, the aggregate par value of the issued and outstanding shares of the Company’s common stock, and therefore the stated capital associated with the Company’s common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in the Company’s financial statements will be restated to reflect the reverse stock split for all periods presented in the Company’s future filings, after the effective date of the Certificate of Amendment, with the SEC and The Nasdaq Global Market. Total stockholders’ equity will remain unchanged.
No Appraisal Rights
          Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.
Number of Stockholders; Exchange Act Registration
          The Company’s common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split is not part of a contemplated “going private” transaction under Rule 13e-3 of the Exchange Act, and the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.
Vote Required For Approval
          The proposed amendment to the Certificate will be submitted to the Company’s stockholders for their approval at the Annual Meeting. The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock present or represented at the Annual Meeting and entitled to vote on the amendment is required for approval. Shares not voted by stockholders of record present or represented at the Annual Meeting and entitled to vote on the amendment, will have the same effect as a vote cast against this proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have the same effect as a vote cast against this proposal.
The Board of Directors has unanimously approved and recommends a vote “FOR” approval of the proposed amendment to the Regent Communications, Inc. Amended and Restated Certificate of Incorporation.
STOCKHOLDER PROPOSALS FOR 2010
ANNUAL MEETING
          Stockholders may submit proposals to be voted on at the 2010 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent’s shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2010 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of proxy for the 2010

Annual Meeting, the proposal must be received at Regent’s principal executive offices no later than January 1, 2010, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.
          Any stockholder who intends to propose any other matter to be acted upon at the 2010 Annual Meeting of Stockholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company no later than March 15, 2010. If notice is not provided by that date, the persons named in the Company’s Proxy Statement for the 2010 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2010 Annual Meeting.
OTHER MATTERS
          At the Annual Meeting it is intended that the election of directors, the approval of a resolution to allow the Company’s Board of Directors, at their discretion, to effect a reverse stock split at a ratio not to exceed one-for-30, and the proposal to approve the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2009, all as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters that may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy card intend to exercise the proxies granted to them and to vote according to their best judgment.
          You are urged to complete, sign, date and return your proxy card promptly to make certain that your shares will be voted at the 2009 Annual Meeting. For your convenience in returning the proxy card, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States. If you hold shares of Regent Communications, Inc. common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.
IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009
          The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2009 Annual Stockholders’ Meeting and Annual Report for the year ended December 31, 2008 are available at www.envisionreports.com/RGCI.
          A copy of Regent’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to stockholders upon request. Requests should be addressed to Ms. Ginger Scherbarth, Secretary, at the Company’s offices, 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By Order of the Board of Directors:
/s/ William L. Stakelin
William L. Stakelin, President and Chief Executive Officer

ANNEX 1
CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
REGENT COMMUNICATIONS, INC.
          Regent Communications, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (“DGCL”), does hereby certify that:
FIRST: Upon this Certificate of Amendment becoming effective pursuant to the DGCL, Subsection B, Article FOURTH, of the Amended and Restated Certificate of Incorporation of the Corporation shall be numbered as paragraph (1) and the following will be added as paragraph (2) to Subsection B, Article FOURTH:
(2) Each            (          )1 shares of the Corporation’s Common Stock issued as of the date and time immediately preceding [date which Amended Certificate is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation’s Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share. Share interest due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration.
SECOND: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL by the Board of Directors and Stockholders of the Corporation. In accordance with Section 242 of the DGCL, the Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. Thereafter, on                     , 2009, pursuant to a resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares were voted in favor of the proposed amendment.

[1]	The number of shares will be determined based on the reverse stock split ratio selected by the Board of Directors when effecting the reverse stock split. Such ratio will not exceed one-for-30.

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ANNEX 2
REGULATIONS FOR CONDUCT AT THE JUNE 3, 2009 ANNUAL MEETING
OF STOCKHOLDERS OF REGENT COMMUNICATIONS, INC.
          We welcome you to the 2009 Annual Meeting of Stockholders of Regent Communications, Inc. In order to provide a fair and informative Meeting, we ask you to honor the following regulations for the Meeting. The business of the Meeting will be taken up as set forth in the Agenda to be distributed at the Annual Meeting. Annual Meetings are business meetings, and they can be effective only if conducted in an orderly, business-like manner. Strict rules of parliamentary procedure will not be followed. The Chairman of the Meeting will control the Meeting and make any required procedural rulings. Please follow the instructions of the Chairman. Thank you for your cooperation.
          1. NOMINATION OF DIRECTORS. Pursuant to the Company’s Corporate Governance Guidelines, stockholders may propose nominees for election at the Company’s Annual Meeting for consideration by the Nominating and Corporate Governance Committee of the Company’s Board of Directors by submitting the names and qualifications of such persons to the Committee no later than December 31 of the year preceding the year in which the Annual Meeting takes place. No such stockholder nominations have been properly and timely received by the Company for this Annual Meeting. Accordingly, only the nominees named in the Company’s proxy material dated April 30, 2009, have been properly brought before this Annual Meeting. No other nominations of directors shall be made or considered. Every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law, each stockholder of record shall be entitled to one vote for each share of common stock registered in his name on the books of the Company. All elections shall be determined by a plurality vote, and all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters. The Company’s Certificate of Incorporation does not provide for cumulative voting in the election of directors.
          2. VOTING. Every stockholder having the right to vote shall be entitled to vote in person or by proxy at the Meeting. If you have already voted by proxy, there is no need to vote by ballot, unless you wish to change your vote. The polls shall be opened immediately after completion of the nominations, and shall remain open until closed by the Chairman. After the closing of the polls, no further voting shall be permitted and no further proxies, ballots or evidence shall be accepted by the Inspectors of Election. Except as otherwise stated in the proxy materials for this Meeting or as required by Delaware law, each matter brought before this Meeting for a vote shall require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock at this Meeting and entitled to vote on such matter.
          3. ITEMS OF BUSINESS AND STOCKHOLDER PROPOSALS — THREE MINUTE LIMIT. The items of business listed on the Agenda to be distributed at the Annual Meeting are expected to be properly introduced at the Meeting and taken up in the order set forth in the Agenda. Additional matters may be proposed by stockholders of record in accordance with the federal securities laws, the Delaware General Corporation Law and these Regulations. The Chairman will not entertain any proposals that are inconsistent with Delaware law or that relate to activities that have been delegated to the Company’s Board of Directors by the authority of Delaware law. Stockholder proposals will be entertained in the following order: first, any proposals which were properly submitted for timely inclusion in the Company’s proxy materials for this Meeting; second, any proposals of which the Company was informed prior to the commencement of this Meeting; and lastly, any other proposals properly made in accordance with these Regulations. Each proposing stockholder will be allotted three minutes in which to present the proposal and any desired remarks in support thereof. No stockholder proposals were

A2-1

submitted to the Company for inclusion in the Company’s proxy materials for this Meeting nor has the Company been informed of any proposals to date.
          4. QUESTIONS/STATEMENTS BY STOCKHOLDERS — ONE MINUTE LIMIT. To make a proposal or to speak at the Meeting, you must be either a stockholder of record as of April 13, 2009 or a person named in a proxy given by such a stockholder. No other persons will be permitted to make a proposal or to speak at the Meeting. There will be one period for questions and statements by stockholders as set forth on the Agenda to be distributed at the Annual Meeting.
          In order that we may give as many stockholders as possible the opportunity to speak, remarks and questions will be limited to one minute per stockholder. You must restrict yourself to one comment or question at a time so that others may have an opportunity to be heard. Each stockholder may have only one turn to speak until all stockholders who wish to speak have had the opportunity to do so; additional turns may be allowed as time permits.
          If you wish to speak, please raise your hand and wait until you are recognized. Please do not address the Meeting until recognized by the Chairman. When you are recognized, please state your name, place of residence, and whether you are a Regent stockholder or a holder of a stockholder proxy, and, in the latter case, identify the stockholder on whose behalf you are speaking. All questions should be directed to the Chairman, who may call on other persons to respond or further direct questions when appropriate.
          If you have a matter of individual concern which is not an appropriate subject for general discussion, please defer discussion until after the Meeting at which time officers of the Company will be available. The Chairman will stop discussions which are repetitive, derogatory, over the time limit, irrelevant to the business of the Company or the items on the Agenda for the Meeting, related to pending or threatened litigation, regulatory proceedings or similar actions or otherwise inappropriate. Derogatory references to personalities, comments that are in bad taste, the airing of personal grievances, the injection of irrelevant controversy, personal attacks, refusal to follow these Regulations or interference with any speaker will not be permitted and will be a basis for silencing or removal from the Meeting. Pursuant to Section 525.150 of the Kentucky Revised Code, it is a Class B misdemeanor to make any intentional act tending to obstruct or interfere with a lawful meeting held in the Commonwealth of Kentucky or to make any utterance, gesture or display designed to outrage the sensibilities of the group.
          5. MISCELLANEOUS. No recording devices, cellular telephones, photographic equipment or bullhorns will be permitted into the Meeting. Except as authorized by the Company, no written materials may be distributed by any person at or in physical proximity to the Meeting. The Chairman of the Meeting shall have the power to silence or have removed any person in order to ensure the orderly conduct of the Meeting.
          6. ADMINISTRATION AND INTERPRETATION. The Chairman of the Meeting will be Mr. William L. Stakelin, who will preside at the Meeting. In the event of Mr. Stakelin’s inability to preside, a substitute Chairman will be designated by the Company. The Chairman of the Meeting has sole authority to preside over the Meeting and make any and all determinations with respect to the conduct of the Meeting, including, without limitation, the administration and interpretation of these regulations and procedures. The Chairman also has sole authority to create such additional regulations and procedures and to waive full or partial compliance with any regulation or procedure as the reasonably determines. Any action taken by the Chairman at the Meeting will be final, conclusive and binding on all persons. The Secretary of the Company shall act as secretary of the Meeting.
THANK YOU FOR YOUR COOPERATION AND ENJOY THE MEETING.

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